                     [PROXY CARD FOR $4.20 PREFERRED STOCK]
                               AVATEX CORPORATION

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AVATEX
CORPORATION FOR AN ANNUAL MEETING OF STOCKHOLDERS ON [    ,     , 1999].

    The owner of the shares of $4.20 cumulative exchangeable series A preferred stock represented by this proxy hereby appoints Grady E. Schleier and Robert H. Stone, or either of them, Proxies to vote at Avatex Corporation's Annual Meeting
of Stockholders on           , 1999, and any adjournment or postponement thereof
on the matter referred to on the opposite side of this card, in accordance with, and as more fully described in, the Notice of Annual Meeting of Stockholders and the proxy statement and prospectus, receipt of which is acknowledged.

    THE PROXIES WILL VOTE YOUR STOCK IN ACCORDANCE WITH YOUR DIRECTIONS ON THIS CARD. IF YOU DO NOT INDICATE YOUR CHOICE ON THIS CARD, THE PROXIES WILL VOTE YOUR STOCK IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATION.

Please sign on the opposite side and return the proxy card in the accompanying envelope.

                                                     (Continued on reverse side)

[X] Please mark votes as in this example.

Avatex's Directors recommend a vote "FOR" Proposal 1.

1. Adoption of the Amended and Restated Agreement and Plan of Merger, dated as of June 18, 1999, between Avatex Corporation and Xetava Corporation, described in the attached proxy statement/prospectus.

             FOR / /             AGAINST / /             ABSTAIN / /

     I have commented on reverse side. / /     Please change my address. / /

    Please sign this Proxy exactly as your name appears above, and mail in the enclosed envelope. If shares of $4.20 cumulative exchangeable series A preferred stock are registered in the names of two or more persons, each should sign. Executors, administrators, guardians, attorneys and corporate officers should add their titles.

    The owner of the $4.20 cumulative exchangeable series A preferred stock represented by this proxy revokes any proxy previously given and acknowledges receipt of written notice of, and the proxy statement and prospectus for, the annual meeting of stockholders of Avatex Corporation.

                                             Dated: _____________________ , 1999

                                             ___________________________________
                                             Signature